Exhibit 4.13

Dated 2 February 2024

Amendment No. 1

to the Funding Commitment Letter dated 17 November 2024 by YA II PN, Ltd. to Sono NV

Sono Group N.V.

YA II PN, Ltd.

Contents

PARTIES		1
BACKGROUND		1
AGREED TERMS		1
1	Definitions and interpretations	1
2	Amendment of Funding Commitment Letter	1
3	Miscellaneous	2
SIGNATURE PAGE		3

Amendment No. 1

to the Funding Commitment | DEM/20959378.3

This agreement is made on 2 February	2024

PARTIES

(1)

Sono Group N.V., a public liability company (naamloze vennootschap) under the laws of the Netherlands, with business address at Waldmeisterstraße 76, 80935 Munich, Germany, and registered with the Dutch Trade Register under number 80683568 (“Sono NV”); and

(2)

YA II PN, Ltd., an exempted limited company organized and existing under the laws of the Cayman Islands with its registered office at Maples Corporate Service, 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and its mailing address at 1012 Springfield Avenue Moutainside New Jersey 07092 (“Yorkville”),

Sono NV and Yorkville each a “Party” and, together, the “Parties”.

BACKGROUND

A

On 17 November 2023, Yorkville has issued a funding commitment letter to Sono NV, which was accepted by Sono NV, whereby Yorkville committed to provide funding of up to EUR 9,000,000 to Sono NV through the issuance of convertible debentures (the “Funding Commitment Letter”), subject to the terms as set out in the Funding Commitment Letter.

B	On 20 November 2023, the Parties have entered into a restructuring agreement regarding the restructuring of the Sono Group (the “Restructuring Agreement”).

C

On 31 January 2024, the Closing Conditions have been fulfilled and Closing has occurred. At the end of day on 31 January 2024, the members of the previous management board of Sono NV have resigned. As of 1 February 2024, Mr George O’Leary is acting as the sole managing director of Sono NV.

D	On the date hereof, the Parties have entered into Amendment No. 1 to the Restructuring Agreement.

E	The Parties now wish to amend the Funding Commitment Letter by entering into this amendment agreement (the “Amendment Agreement”).

Therefore, it is agreed as follows:

AGREED TERMS

1	Definitions and interpretations

In this Amendment Agreement, capitalised terms shall have the meaning ascribed to them in the Funding Commitment Letter unless the contrary is apparent.

2	Amendment of Funding Commitment Letter

2.1	With effect from the date of this Amendment Agreement

(a)	the following new Definition of Security Documents shall be inserted in Clause 1 of the Funding Commitment Letter

Amendment No. 1	| 1

to the Funding Commitment | DEM/20959378.3

Security Documents shall mean (i) the pledge agreement, between Yorkville (as Pledgee) and SVSE LLC (as pledgor) in relation to ordinary shares and high voting shares in the share capital of Sono NV, (ii) the guarantee agreement between Yorkville and SVSE LLC (as guarantor) in relation to guarantee by SVSE LLC for the Obligations (as defined in the guarantee agreement), (iii) the securities agreement, between Yorkville (as Pledgee) and SVSE LLC (as pledgor) in relation to securing the Obligations (as defined in the security agreement), (iv) any other document designated as a Security Document jointly by the Parties.

(b)	The following new Definition of Transaction Security shall be inserted in Clause 1 of the Funding Commitment Letter

Transaction Security shall mean the Security established under the Security Documents

(c)	The definition of Debt Documents in Clause 1 of the Funding Commitment Letter shall be restated as follows:

Debt Documents means this Letter, each New Debenture (as defined in clause 2.2), the Security Documents and any securities purchase agreement for or in connection with a New Debenture or any other agreement as stipulated in or in connection with a New Debenture, the Restructuring Agreement, the Budget, or any other document designated as a Debt Document by jointly the Company and the Lender.

(d)	The following new Clause 2.7 shall be inserted into the Funding Commitment Letter:

2.7 Any Funding provided under this Funding Commitment Letter shall be secured by the Transaction Security.

3	Miscellaneous

3.1	Any other provisions of the Funding Commitment Letter shall remain unaffected by this Amendment Agreement.

3.2	Clauses 8 and 9 of the Funding Commitment Letter shall apply mutatis mutandis to this Amendment Agreement.

Amendment No. 1	| 2

to the Funding Commitment | DEM/20959378.3

Signature page

Sono Group N.V.

represented by George O’Leary

YA II PN, Ltd.

represented by Michael Rosselli

Amendment No. 1	| 3

to the Funding Commitment | DEM/20959378.3